Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 26, 2021, with respect to the consolidated financial statements of Prothena Corporation plc, incorporated herein by reference.

Our report refers to a change in the Company’s method of accounting for leases as of January 1, 2019 due to the adoption of the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) Topic 842, Leases.

/s/ KPMG LLP

San Francisco, California

August 6, 2021